As filed with the Securities and Exchange Commission on June 22, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INVENSENSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-0789977
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1745 Technology Drive, Suite 200 San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

InvenSense, Inc. 2011 Stock Incentive Plan

(Full title of the plans)

Mark Dentinger

InvenSense, Inc.

1745 Technology Drive, Suite 200

San Jose, California 95110

(Name and address agent for service)

(408) 501-2200

(Telephone number, including area code, of agent for service)

Copy to:

Allison Leopold Tilley

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, California 94304

(650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.001 per share	3,720,397	$6.41	$23,847,748	$2,401.47

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock to be offered or sold pursuant to the above-named plan that may be issued as a result of the anti-dilution and other adjustment provisions therein by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	Computed in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock as reported on the New York Stock Exchange on June 20, 2016.

The	Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which certain Registration Statements on Form S-8 relating to the same employee benefit plan are effective. The Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2011 (File No. 333-178036) and June 5, 2015 (File No. 333-204762), excluding reports that the Registrant filed with the Commission that were incorporated into the Form S-8 Registration Statements in order to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3: Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended April 3, 2016, filed with the Commission on May 25, 2016.

(b)	Current Reports on Form 8-K filed with the Commission on May 4, 2016 and May 9, 2016 (except Item 2.02 and Item 9.01).

(c)	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A as filed with the Commission on August 3, 2011, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8: Exhibits.

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in San Jose, State of California, on the 22nd day of June 2016.

INVENSENSE, INC.

/s/ Behrooz Abdi
By:	Behrooz Abdi
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Behrooz Abdi and Mark Dentinger and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: June 22, 2016	By:	/s/ Behrooz Abdi
Behrooz Abdi
Chief Executive Officer and Director
(Principal Executive Officer)

Dated: June 22, 2016	By:	/s/ Mark Dentinger
Mark Dentinger
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)

Dated: June 22, 2016	By:	/s/ Amir Faintuch
Amir Faintuch
Director

Dated: June 22, 2016	By:	/s/ Usama Fayyad
Usama Fayyad
Director

Dated: June 22, 2016	By:	/s/ Emiko Higashi
Emiko Higashi
Director

Dated: June 22, 2016	By:	/s/ Jon Olson
Jon Olson
Director

Dated: June 22, 2016	By:	/s/ Amit Shah
Amit Shah
Director

Dated: June 22, 2016	By:	/s/ Eric Stang
Eric Stang
Director

Dated: June 22, 2016	By:	/s/ Yunbei “Ben” Yu, Ph.D
Yunbei “Ben” Yu, Ph.D
Director

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).